Exhibit 10.26

Amendment No. 2 to Original Employment Agreement

March 16, 2009

PERSONAL & CONFIDENTIAL

[Address]

Dear Bob:

Reference is made to the Employment Agreement dated January 3, 2007 between you and NYFIX, Inc., (the “Agreement”).

1.	You and NYFIX, Inc. hereby agree that the first sentence of the second paragraph on page one of the Agreement is replaced, in its entirety, with the following language:

“You will be compensated at an annualized base salary of $300,000, which may be increased in the sole discretion of NYFIX (the “Base Salary”).”

1.	You and NYFIX, Inc. hereby agree that the fourth sentence of the second paragraph on page one of the Agreement is replaced, in its entirety, with the following language:

“During your employment hereunder, you will be eligible to participate in the Annual Incentive Plan (“AIP” or annual bonus plan). Your AIP target will be set at 75% of Base Salary (the “Target Bonus”).

Very truly yours,

/s/  Steven Vigliotti
Steven R. Vigliotti
Chief Financial Officer

Accepted and Agreed:
/s/ Robert Moitoso
Robert Moitoso
March 16, 2009